                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     SS.240.14a-11(c) or SS.240.14a-12


                        HERCULES DEVELOPMENT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:

     Common Stock

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

     4,200,000

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $2,845, the average of the bid and asked price as of October 2, 2001.

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

     $2,389.80

________________________________________________________________________________
5)   Total fee paid:

     $2,389.80

________________________________________________________________________________
     [X]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                        HERCULES DEVELOPMENT GROUP, INC.
                    2121 30th Street, Boulder, Colorado 80301
                                  -------------

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 1, 2001

TO THE SHAREHOLDERS OF HERCULES DEVELOPMENT GROUP, INC.:

         NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of shareholders (the "Shareholders") of Hercules Development Group, Inc. (the "Company") will be held at 11:00 A.M. on November 1, 2001 at the offices of Gersten, Savage & Kaplowitz, LLP, at 101 East 52nd Street, New York, NY, 10022 for the following purposes:

1. To approve the Contribution Agreement attached hereto as Exhibit A as executed by and between the Company and Astralis, LLC, a New Jersey limited liability company ("Astralis"), on September 10, 2001 and all transactions and developments contemplated thereby (the "Exchange");

2. To ratify the amendment to the Company's Articles of Incorporation attached hereto as Exhibit B changing the name of the Company to Astralis, Ltd.;

3. To ratify the appointment of L.J. Soldinger Associates as the Company's Independent Certified Public Accountants for the ensuing year;

4. To approve the 2001 Stock Option Plan attached hereto as Exhibit C, and;

5 To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

         Shareholders of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the meeting.

         In order to ensure a quorum, it is important that Shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Sole Director,

/s/ Shai Stern
President, CEO and Sole Director
October 18, 2001

                        HERCULES DEVELOPMENT GROUP, INC.
                    2121 30th Street, Boulder, Colorado 80301
                         -------------------------------

                           DEFINITIVE PROXY STATEMENT
                         -------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 1, 2001


         This Proxy Statement is being furnished in connection with the solicitation by the Sole Director of Hercules Development Group, Inc. (the "Company"), for use at the 2001 Special Meeting of Shareholders of the Company (the "Meeting") to be held on November 1, 2001 at 11:00 A.M. at the offices of Gersten, Savage & Kaplowitz, LLP, at 101 East 52nd Street, New York, NY, 10022 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Sole Director of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the Shareholders on or about October 19, 2001.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                             OWNERSHIP OF SECURITIES

         Only shareholders of record at the close of business on September 14, 2001 are entitled to vote at the Meeting. As of October 18, 2001, there were issued and outstanding 31,300,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.

                 QUESTION AND ANSWER SUMMARY: ABOUT THE MEETING


What is being voted on at the Meeting?

         Our board of directors is asking shareholders to consider four items at this Special Meeting of Shareholders:

         To approve the Contribution Agreement attached hereto as Exhibit A as executed by and between the Company and Astralis, LLC, a New Jersey limited liability company, on September 10, 2001 and all transactions and developments contemplated thereby including (collectively, the "Exchange");

         To approve the amendment to our Articles of Incorporation whereby our name will be changed to "Astralis, Ltd." pursuant to the terms of the Contribution Agreement;

         To ratify the appointment of L.J. Soldinger Associates as our Certified Independent Public Accountants for the ensuing year, and;

         To approve our option plan, which we refer to as the 2001 Plan.

What are the main terms of the Exchange with Astralis?

         We are currently governed by Colorado law. We are proposing the Exchange with Astralis, LLC. We believe that the combination of our company and Astralis will prove beneficial to both entities in that the business of Hercules Development will be furthered through being provided the means whereby it can become an operating company and Astralis will acquire access to greater resources.

         We need at least a majority of the votes entitled to be cast to approve the Exchange for it to be adopted. If the Exchange is adopted:

         We will issue our shares of common stock in return for limited liability company membership interests in Astralis, a New Jersey limited liability company. The business combination that we are undertaking is effectively a merger. The reason that a share exchange, rather than a merger, will take place is that the entity with which we are combining is a limited liability company rather than a corporation.

         We will do business under the name of "Astralis, Ltd."

         We will remain governed by Colorado law and by the articles and bylaws of the Company, with the exception that our name will change to Astralis, Ltd. (referred to herein interchangeably as the "Company," as applicable).

         Unless you exercise your dissenters' rights under Colorado law, you will automatically become a shareholder of Astralis, Ltd. Dissenters' rights are explained more fully under Item 3 hereof. A copy of the applicable statutory provisions under Colorado law that govern dissenters' rights is attached to this proxy statement as Exhibit D.

         The proposed Exchange with Astralis, LLC is discussed in more detail in "PROPOSAL No. 1 - THE TRANSACTION WITH ASTRALIS, LLC" below.

What rights do I have if I am opposed to the Exchange?

         You have dissenting shareholders' rights to have your shares of stock redeemed at fair market value if you dissent to the Exchange and if you follow the procedures that are explained in more detail in "Item 3. Dissenters' Rights of Appraisal" below. A copy of the statutory provisions under Colorado law that govern dissenters' rights are attached to this proxy solicitation statement as Exhibit D.

Who can vote at the Meeting?

         Our board of directors has set September 14, 2001 as the record date for the Meeting. Only persons holding shares of our common stock of record at the close of business on the record date will be entitled to receive notice of and to vote at the Meeting. Each share of our common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. On the record date there were 31,300,000 shares of our common stock outstanding held by a total of 30 shareholders of record.

What constitutes a quorum for the Meeting?

         To have a quorum, we need one-third of the votes entitled to be cast to be present, in person or by proxy, including votes as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares of stock on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting. Each will be tabulated separately. The shares held by Mr. Shai Stern, our sole officer and director, suffice for a quorum to be met, and we have been informed by Mr. Stern that he will be present at the Meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a proxy will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares of stock in certificate form, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in "street name," that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your shares of stock.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

         Any written notice of revocation sent to us must include the shareholder's name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

The Exchange.

         The approval of the business combination with Astralis, which we refer to as the Exchange, requires the affirmative vote of a majority of our outstanding votes that are entitled to be cast at the Meeting. The shares of stock held by Mr. Stern represent enough votes to approve this proposal and he has informed us that he intends to approve the Exchange.

The Articles of Amendment to our Articles of Incorporation

         The approval of the amendment to our Articles of Incorporation will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. The shares of stock held by Mr. Stern represent enough votes to approve this proposal and he has informed us that he intends to approve the amendment to our Articles of Incorporation.

Ratification of Independent Auditors.

         An affirmative vote of a majority of the votes cast at the Meeting is required for ratification of the selection of L.J. Soldinger Associates as our independent auditors. The shares of stock held by Mr. Stern represent enough votes to approve this proposal and he has informed us that he intends to approve the selection of L.J. Soldinger Associates, as our independent auditors.

Approval of the Option Plan.

         The adoption of the option plan requires the affirmative vote of a majority of the votes cast at the Meeting with respect thereto. The shares of stock held by Mr. Stern represent enough votes to approve this proposal and he has informed us that he intends to approve the option plan.

Other Matters.

         If you hold your shares of stock in "street name," your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

         Votes cast by proxy will be tabulated by an automated system administered by Corporate Stock Transfer, Inc., our transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the independent person that we will appoint to act as election inspector for the Meeting.

ITEM 3.                  DISSENTERS' RIGHTS OF APPRAISAL

Dissenters' Rights Description

         Under the Business Corporation Act of Colorado (the "CBCA"), any holder of shares of Hercules Development Group, Inc. stock (the "Shareholder") who does not wish to accept the Exchange has the right to dissent and to seek an appraisal of, and to be paid the fair value for, his or her shares of Common Stock, as determined by an appraiser, and provided that the holder fully complies with all applicable provisions of Article 113, Title 7, of the CBCA. A copy of Article 113 of the CBCA has been attached hereto.

         Ensuring that appraisal rights are properly perfected can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination of the appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures shareholders must follow to perfect their appraisal rights, and is qualified in its entirety by reference to Article 113 of the CBCA. Please review Article 113 for the complete procedure.

         The shareholders of the Company are entitled to vote on the proposed Exchange and, if they choose to dissent, have a right to receive fair value for their shares under Colorado law. A shareholder of the Company that wishes to assert its dissenters' rights must cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated, and must not vote in favor of the proposed corporate action.

         If the Exchange is authorized, the Company shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares of stock no later than ten days after the effective date of the corporate action creating dissenters' rights. The written dissenters' notice shall state that the corporate action was authorized and state the effective date or proposed effective date of the corporate action; shall state an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited; shall inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; shall supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made; shall set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than 30 days after the written dissenters' notice is given; and shall be accompanied by a copy of the article of Colorado law governing dissenters' rights.

         A shareholder of the Company that wishes to assert its dissenters' rights must deliver a payment demand to the Company and must deposit the shareholder's certificates for certificated shares. Unless the Company fails to provide notice to the shareholders of the Company of its dissenting shareholder rights or fails to pay for the shares on a timely basis, the demand for payment and deposit of certificates are irrevocable. The Company will pay, at the address shown on the Company's current record of shareholders, the amount the Company estimates to be the fair value of the dissenter's shares, plus accrued interest. The Company will, within 60 days, provide with the payment a copy of the Company's balance sheet as of the end of the most recent fiscal year and a statement of the Company's estimate of the fair value of the shares, an explanation of how interest was calculated and a statement of the dissenters' right to demand additional payment if the dissenter believes the amount paid is less than the fair value of the shares. The dissenter waives the right to demand payment unless such dissenter provides the Company notice within 30 days after the Company offered payment for the dissenter's shares.

         If you elect to exercise your right to dissent, you should send the notice of election to:

         Hercules Development Group, Inc., c/o Joshua Hill, Esq.
         Gersten, Savage & Kaplowitz, LLP
         101 East 52nd Street
         New York, NY 10022

ITEM 4.                PERSONS MAKING THE SOLICITATION

         The Company is making the solicitation, and has not been given written notice by the sole director that such director intends to oppose any of the Proposals to be placed before the Shareholders. The Company will bear the costs associated with mailing this Proxy Statement to the Shareholders.


ITEM 5.        INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         The Company is not aware of any interest that would be substantially affected through the appointment of L.J. Soldinger Associates, as the Company's Certified Independent Public Accountants, the change in the Company's name to Astralis, Ltd. or the approval of the 2001 Plan, whether adversely or otherwise.

         Approval of the Exchange will dilute the share ownership of the Company's shareholders. The Company's current CEO and sole director will resign, and all but 20,000 of his 23,820,000 shares of Common Stock will be cancelled. 28,000,000 shares of Common Stock will be issued to the members of Astralis, as will warrants to purchase an additional 6,300,000 such shares. However, the Company believes that the Exchange represents a way of increasing revenue and earnings from operations. Consequently, the Company believes that any potential concerns are more than compensated for by the opportunity to remain in business as well as to increase such business through the business combination (see "Terms of the Transaction").

ITEM 6.                    PRINCIPAL SHAREHOLDERS

         The following table sets forth as of the date of September 14, 2001, the names and beneficial ownership of the Company's Common Stock beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and, to the best knowledge of the Company, (iii) all holders of 5% or more of the outstanding shares of Common Stock of the Company. As of October 18, 2001, there were 31,300,000 shares of Common Stock outstanding. The Company intends to consummate a private placement of shares of its Common Stock to be effectuated through a memorandum related thereto (the "CPPM") in connection with the Exchange. In addition, the Exchange would, if approved by the Shareholders, result in a transformation of the ownership of the Common Stock. Please see Proposal 1 for an illustration of the effects thereof.

                                  Common Stock

                                                Number of Shares of   Percentage of Total Shares of
                                           Outstanding Common Stock        Outstanding Common Stock
Name and Address of Beneficial Owner         Beneficially Owned (1)              Beneficially Owned
------------------------------------         ----------------------              ------------------
Shai Stern, President and Sole Director                  23,820,000                           76.1%
43 Maple Avenue
Cedarhurst, New York 11516
Steven Harrington, Vice President                           455,000                            1.5%
1 Belmont Avenue, Suite 417
Bala Cynwyd, PA 19004 (2)
All Officers and Directors as a Group                    24,275,000                           77.6%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by him.

(2) Mr. Harrington is an officer, director and the majority shareholder of Elay, Inc., which owns the 455,000 shares of Common Stock.

                                 Preferred Stock

         The Company is authorized to issue 3,000,000 shares of preferred stock (the "Preferred Stock"). As of the date hereof, there are no shares of Preferred Stock outstanding.

ITEM 7.                DIRECTORS AND EXECUTIVE OFFICERS


Legal Proceedings

         None of the Company's directors or executive officers is involved in or subject to any pending legal proceedings, whether material or otherwise, against the Company. None of the directors or executive officers has an interest, material or otherwise, against the Company.

Directors, Executive Officers, Promoters and Control Persons

         The names, ages and positions of the Company's directors and executive officers are as follows:


Name                        Age        Position
----                        ---        --------
Shai Stern                  26         President, CEO and Sole Director
Steven Harrington           43         Vice President

         There are no familial relationships among the Company's directors and/or executive officers. Directors hold office until the next annual meeting of our shareholders or until their respective successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. Mr. Stern will resign as director and an officer of the Company pursuant to the terms of the Contribution Agreement.

Shai Stern. Mr. Stern has served as the President, the Chief Executive Officer and a director of the Company since February 28, 2001. Mr. Stern served as the Executive Director of Yazam.com, a private company that funds start-up companies with its capital together with a network of private investors, venture capitalists and strategic partners from November 1999 until March 2001. Mr. Stern served as a Vice President of AST Stock Plan Inc., a company affiliated with American Stock Transfer & Trust Co. that provides administrative services for employee stock option plans, from February 1997 to November 1999 and he was a Vice President of American Stock Transfer & Trust Co., New York City, from May 1996 to February 1997.

Steven Harrington. Mr. Harrington has been a Vice President of the Company since April 9, 2001. Mr. Harrington is the President of SPH Investments, Inc., a private investment company located in Bala Cynwyd, Pennsylvania and Wakefield, Rhode Island. Mr. Harrington is also the President of SPH Equities, Inc. Mr. Harrington has been employed by SPH Investments, Inc. and SPH Equities, Inc. since 1990. Mr. Harrington has served as an officer and director of several publicly held corporations. He graduated from Yale University in 1980.

         None of the Company's directors or executive officers has in the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such laws or (iii) nor has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Certain Relationships and Related Transactions

         On June 30, 1999, the Company issued and sold 1,190,000 shares of Common Stock to each of Messrs. J. Peter Garthwaite and Bradley A. Scott in consideration for services performed by each individual in connection with the Company. The transactions carried a valuation of $119 in each case (see the Company's Form 10-KSB for the year ended December 31, 2000 which - including the Amendment thereto - is appended hereto as Exhibit E). Messrs. Garthwaite and Scott served as the President/Chief Executive Officer/Treasurer and Secretary, respectively, and directors of the Company from the date of its inception on June 30, 1999, until their resignations on February 28, 2001.

Messrs. Garthwaite and Scott sold their 2,380,000 (23,800,000 post stock dividend) total shares of Common Stock, representing approximately 76% of the 3,130,000 outstanding shares of Common Stock to Mr. Shai Stern, the Company's President, Chief Executive Officer and sole director, on February 28, 2001.

         Astralis and the Company have agreed to execute an Investment Banking and Advisory Agreement with HMA Associates, Inc. ("HMA") immediately following the closing of the Exchange pursuant to which HMA shall provide ongoing investment banking and corporate consulting services to the Company a period of 2 years from the closing of the Exchange. In consideration for HMA's services under such Agreement, the Company shall pay HMA an aggregate of $144,000, payable in 24 equal monthly installments of $6,000. The Company will also be obligated to pay HMA an investment banking fee in the amount of $100,000, payable out of the proceeds of the Offering (see "Terms of the Transaction," below).

         During April of 2001, the Company issued two promissory notes of $100,000 and $50,000 to unrelated third parties (the "Promissory Notes"). The notes carry a 10% interest rate and had a maturity date of the earlier of September 1, 2001, or the date that the Company completes an acquisition of a private company. The Promissory Notes may be exchanged for shares of Common Stock at a rate of $1.75 per share at the option of the Company. In addition to the Promissory Notes, the Company granted the lenders 75,000 warrants to purchase Common Stock at a purchase price of $1.75 per share. The parties have agreed that the loans shall be repaid out of the proceeds of the Offering (see "Terms of the Transaction").

         On September 1, 2001, Richard Genovese, David Stevenson, Grizzly Consulting Ltd., Wolver Limited and Logarithmic, Inc. purchased units from Astralis consisting of an aggregate of 2,700,000 membership interests (the "Membership Interests") in Astralis and 6,300,000 options to purchase additional Membership Interests in Astralis for a purchase price of $1.60 per Membership Interest. The aggregate purchase price for such units was $1,350,000. Pursuant to the Contribution Agreement, attached hereto as Exhibit A, at the closing of the Exchange, the afore- mentioned units will be exchanged for an aggregate of 2,700,000 shares of Common Stock and 6,300,000 warrants to purchase Common Stock for a purchase price of $1.60 per share (see "Terms of the Transaction," below).

Compliance with Section 16(a) of the Exchange Act

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established. During the year ended December 31, 2000, the Company does not believe that all reports required to be filed by Section 16(a) were filed on a timely basis, but has been apprised that they soon will be filed.

Committees of the Board of Directors

         The Company does not presently have a standing Audit, Compensation or Nominating Committee, though it anticipates forming an audit committee and a compensation committee subsequent to the Exchange to which, among other things, this Schedule 14A relates.

Meetings of the Board of Directors

         During fiscal 2000, the Company held two (2) meetings of the Board of Directors. To the best of the Company's knowledge as represented by the signatories hereto, none of its directors failed to attend twenty-five percent (25%) or more of such meetings.

Resignations from the Board of Directors

         As stated above, Messrs. Garthwaite and Scott served as the President/Chief Executive Officer/Treasurer and Secretary, respectively, and directors of the Company from the date of its inception on June 30, 1999, until their resignations on February 28, 2001.

ITEM 8.             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by Hercules Development Group, Inc. and its predecessors during each of the last three fiscal years to its Chief Executive Officer and to each of its four most highly compensated executive officers, if any.

                           Summary Compensation Table

                                  Annual Compensation ($)                         Long Term Compensation
                                  -----------------------                         ----------------------
                                                                            Awards                   Payouts
                                                                            ------                   -------
Name and                                               Other Annual   Securities Underlying      LTIP        All Other
Principal Position          Year  Salary    Bonus      Compensation         Options/SARs(#)   Payouts     Compensation
------------------          ----  ------    -----      ------------         ---------------   -------     ------------
Shai Stern                  2001  - - -     - - -             - - -                   - - -     - - -            - - -
Sole Director, CEO          2000  - - -     - - -             - - -                   - - -     - - -            - - -
and President               1999  - - -     - - -             - - -                   - - -     - - -            - - -

Steven Harrington           2001  - - -     - - -             - - -                   - - -     - - -            - - -
Vice President

         No cash compensation has been awarded to, earned by or paid to either Mr. Peter J. Garthwaite, who served as our President/Chief Executive Officer/Treasurer, director and part-time employee, and Mr. Bradley A. Scott, who served as our Secretary, director and part-time employee, from the date of our inception on June 30, 1999, through February 28, 2001. Mr. Shai Stern succeeded Mr. Garthwaite as the President, the Chief Executive Officer and a director of the Company on February 28, 2001. The size of the Board of Directors was reduced to one member and no officers other than Mr. Stern were elected on February 28, 2001. Mr. Harrington became the Company's Vice President on April 9, 2001. For the foreseeable future, neither Mr. Stern nor Mr. Harrington will receive any compensation in any form for their services to the Company. Both will resign pursuant to the Contribution Agreement.

         The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no present intention of implementing any of these plans, with the exception of the 2001 Plan. In the future, the Company may offer stock options to employees, non-employee members of the Board of Directors and/or consultants; however, no options have been granted as of the date hereof. It is possible that the Company may in the future establish various executive incentive programs and other benefits, including reimbursement for expenses incurred in connection with its operations, company automobiles and life and health insurance but none has yet been granted. The provisions of these plans and benefits will be at the discretion of the Board of Directors.

Compensation of Directors

         The Company's Directors receive no compensation pursuant to any standard arrangement for their services as directors.

Employment Agreements

         The Company has no employment agreement with Mr. Shai Stern, the President, Chief Executive Officer and Sole Director, nor with Mr. Harrington, its Vice President.

Indemnification

         The Company's Articles of Incorporation include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against those persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which they shall be determined not to have acted in good faith and in the Company's best interests. With respect to matters as to which the Company's officers, directors and others are determined to be liable for misconduct or negligence, including gross negligence, in the performance of their duties to the Company, the Articles of Incorporation provide for indemnification only to the extent that the court in which the action or suit is brought determines that the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.

         The Company's Bylaws provide the power to indemnify any director, officer, employee or agent of the Company or any person serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Colorado.

         Under Colorado law, the Company may indemnify its officers and directors for various expenses and damages resulting from their acting in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to the officers, directors or persons controlling the Company pursuant to those provisions, counsel has informed the Company that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.                  INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has retained L.J. Soldinger Associates ("Soldinger") to serve as its principal accountant. Soldinger did not serve as the Company's accountants for fiscal 2000.

         Representatives of Soldinger are not expected to attend the Meeting. However, should Soldinger determine to send a representative to the Meeting, such representative would have the opportunity to make a statement should that be Soldinger's desire. In the event that Soldinger determines to send a representative to the Meeting, the Company would expect such representative to be available to answer appropriate questions.


ITEM 10.                      COMPENSATION PLANS

         The Company intends to seek approval for its 2001 Stock Option Plan. Under the 2001 Plan stock options for the purchase of up to 5,000,000 shares of Common Stock are available for grant. The 2001 Plan was adopted by the Board of Directors as of September 10, 2001. A copy of the 2001 Plan is attached hereto as Exhibit C. As of the date hereof, no options to purchase shares of Common Stock have been granted.

         The purpose of the 2001 Plan is to provide additional incentives to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "NQSO"). The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives shareholder approval within one year of its adoption. The Company adopted the 2001 Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

         The benefits to be derived from the 2001 Plan, if any, are not quantifiable or determinable.


ITEM 11. AUTHORIZATION AND ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

The Issuance

         The Company is not seeking shareholder approval to increase its authorized share capital.

         The Company intends to seek shareholder approval for the issuance of 28,000,000 of its shares of Common Stock (the "Exchange Shares") to the current holders of Membership Interests in Astralis pursuant to the terms of the Contribution Agreement being submitted for shareholder approval herewith (see
Item 14 hereof), referred to herein as the Exchange. The issuance will not require an authorization of an increase in the Company's share capital because the Contribution Agreement contemplates the cancellation of 23,800,000 of the shares of Common Stock presently held by Mr. Stern. Whereas the currently issued and outstanding shares of Common Stock will not change in any way as a result of the Exchange, the Company itself will (see Item 14 hereof).

Description of Securities

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. As of the date hereof, there were issued and outstanding 31,300,000 shares of Common Stock, and no shares of Preferred Stock.

Common Stock

         On March 14, 2001, the Company declared a stock split effected in the form of a dividend for shareholders of record as of 8:00 a.m., Eastern Standard Time, on March 14, 2001. Nine shares of Common Stock were issued for each one such share issued and outstanding. The payment date and time for the stock split were March 15, 2001 at 8:00 A.M., Eastern Standard Time. As a result of the stock split, each shareholder of record as of such date received nine shares of Common Stock for each share of Common Stock owned as of the record date and time. Following the stock split, the Company had 31,300,000 shares of $.0001 par value Common Stock issued and outstanding. The stock split effected in the form of a dividend was not a mandatory exchange. No certificates for fractional shares of Common Stock were issued. In lieu thereof, certificates for said shares of Common Stock were rounded up to the next whole share.

Voting Rights

Holders of shares of Common Stock are entitled to one vote per share of Common Stock on all matters submitted to a vote of Shareholders of the Company and to receive dividends when and if declared by the Board of Directors from funds legally available therefor.

Conversion Rights; Dividends; Redemption; Conversion; Liquidation

Holders of shares of Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable. Upon the liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share pro rata in any assets available for distribution to stockholders after payment of all obligations of the Company.

Preferred Stock

         The Company is authorized to issue 3,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), none of which is outstanding. The Board of Directors is vested with authority to divide the class of shares of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series.

Transfer Agent

         The Company's transfer agent is Corporate Stock Transfer, Inc. The transfer agent's mailing address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO, 80209.

The Transaction

         The consideration to be received by the Company shall be constituted by the Exchange. See Item 14 -- Mergers, Consolidations, Acquisitions and Similar Matters.

Reason for the issuance.

         The shares of Common Stock will be issued to the current members of Astralis. See Item 14 -- Mergers, Consolidations, Acquisitions and Similar Matters.

Information required by Item 13(a) See Item 13 below.


ITEM 12.              MODIFICATION OR EXCHANGE OF SECURITIES

         Not applicable.


ITEM 13.                  FINANCIAL AND OTHER INFORMATION

Financial Statements

Financial Statements

         The Company's financial statements are included herewith as part of the Company's Form 10-KSB/A for the year ended December 2000 as filed on April 30, 2001, including the interim financial statements on Form 10-QSB as of June 30, 2001, collectively appended hereto as Exhibit E.

Pro Forma Financial Information

         See Exhibit E.

Supplementary Financial Information

         Not applicable.

Management's Discussion and Analysis or Plan of Operation.

General

         Management had plans to maintain or expand the market for the Company's residential property management services. However, the Company will no longer maintain operations in the real estate industry following the Exchange, but will attempt to dispose of its current operations, which are very limited. The Company is not aware of any entity or individual willing to purchase its operations and there can be no assurance that one can be found.

Year Ended December 31, 2000, as Compared to Period from Inception (June 30,
1999) through December 31, 1999

Results of Operations

         Total revenue was $10,385, including $4,950 in revenue realized from the management of properties owned by the Company's former Chief Executive Officer and controlling shareholder, for the year ended December 31, 2000, as compared to total revenue of $1,900, including $1,100 in revenue generated by Mr. Garthwaite's properties, for the period from inception (June 30, 1999) through December 31, 1999. The limited revenue realized during these periods is the result of the management of not more than nineteen residential properties at one time since the date of the Company's incorporation on June 30, 1999, through December 31, 2000.

         The Company incurred a net loss of $(44,354) for the year ended December 31, 2000, as compared to a net loss of $(3,820) for the period from inception (June 30, 1999) through December 31, 1999, because of the factors described below. Operating expenses increased from $5,620 for the period from inception (June 30, 1999) through December 31, 1999, to $54,775 for the year ended December 31, 2000. The Company experienced a sizeable increase in all operating expenses except stock-based compensation for the year ended December 31, 2000, as compared to the period from inception through December 31, 1999. The largest increases were in consulting fees, which increased from $-0- for the period from inception through December 31, 1999, to $30,000 for the year ended December 31, 2000, and professional fees, which increased from $3,594 for the period from inception through December 31, 1999, to $19,587 for the year ended December 31, 2000.

Financial Condition

         As of December 31, 2000, the Company had total current assets in the amount of $27,783, total current liabilities of $2,126 and working capital of $25,657. As a result of the Company having minimal assets and a deficit accumulated during the development stage of $(48,174) as of December 31, 2000, its total shareholders' equity as of December 31, 2000, was $25,657. There can be no assurance that the Company's financial condition will improve.

         Until the successful completion of the Company offering of Common Stock on April 26, 2000, for net proceeds of $70,500, the Company was funded exclusively by loans from Messrs. J. Peter Garthwaite and Bradley A. Scott, its two former executive officers, directors and principal shareholders. Each individual loaned the Company $5,000 in cash (a total of $10,000) evidenced by unsecured promissory notes dated November 14, 1999, in the principal amounts of $5,000.00 each, bearing interest at the rate of 8% per annum, maturing on November 13, 2000. The Company paid the principal balance of the promissory notes, together with accrued interest of $635, out of the proceeds of its Common Stock offering. Should the Company's efforts to raise additional capital through equity and/or debt financing fail, management is expected to provide the necessary working capital so as to permit the Company to continue as a going concern.

         Net cash used in operating activities was $(40,917) for the year ended December 31, 2000, because of the net loss of $(44,354) incurred offset by the value of office space contributed by the Company's former Chief Executive

Officer ($3,000) and the increase in accrued liabilities of $437. For the year ended December 31, 2000, net cash provided by financing activities was $63,593. Cash increased by $22,676, from $5,107 at the beginning of the year to $27,783 at the end of the year, because of the above-described factors.

Six months ended June 30, 2001 as compared to the six months ended June 30, 2000

Results of Operations

         During the six months ended June 30, 2001, the number of the Company's management agreements decreased from nineteen at January 1, 2001, to one at June 30, 2001. The decrease has been primarily attributed to the sale of the subject properties by the owners and/or cancellation of the contracts. The Company held approximately fifteen property management agreements during the six months ended June 30, 2000. The Company's revenues decreased to $3,000 for the six months ended June 30, 2001 as compared to $4,545 for the six months ended June 30, 2000. During the six months ended June 30, 2001, the Company's operating expenses increased to $147,722 as compared to $10,713 for the six months ended June 30, 2000. The increase in operating expenses was related to compensation paid to the Company's former president and an increase in professional and consulting fees for the filing of its Form 10-KSB and Form 10-QSB with the Commission and for due diligence services regarding potential merger candidates.

Financial Condition

         At June 30, 2001, the Company had a working capital deficit of $84,126 consisting of current assets totaling $70,244 and current liabilities totaling $154,370. The June 30, 2001 working capital deficit increased by $109,783 as compared to the December 31, 2000 working capital balance of $25,657. The increase in the working capital deficit was due to cash used to fund the net loss during the six months ended June 30, 2001. During the six months ended June 30, 2001, the Company used cash of $27,094 as compared to cash provided during the six months ended June 30, 2000 of $68,012. The Company used $108,094 in operating activities due to its net loss for the six months ended June 30, 2001, and provided $81,000 from financing activities through a combination of the issuances of promissory note payables to unrelated third parties and promissory note receivables to shareholders.

         During the first quarter of 2001, the Company received $36,000 in advances from shareholders, which were repaid in April 2001. During the second quarter of 2001, the Company received $150,000 from two unrelated third parties in exchange for promissory notes. The notes remained outstanding at June 30, 2001. Following the receipt of the promissory note payables, the Company issued a total of $204,000 in promissory note receivables to shareholders. At June 30, 2001, $69,000 of the note receivables remained unpaid. The Company's management believed it could earn a higher rate of return with promissory notes issued to shareholders than through investments with financial institutions

Inflation

         The Company does not believe that inflation has had a material impact on its business.

Seasonality

         The Company does not believe that its business is seasonal.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Not applicable.

Quantitative and Qualitative Disclosures about Market Risk

         Not applicable.

Presence of Accountants at Meeting

         See "Item 9 -- Independent Public Accountants" above.

ITEM 14.       MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Item 14 b.  Transaction Information

Summary Term Sheet

         We intend to combine with Astralis, LLC ("Astralis") in a transaction, referred to herein as the Exchange, in which we will, in effect, be the surviving corporation. While the transaction that you are being requested to approve is not a merger per se, since Astralis is a limited liability company, there are for all intents and purposes few distinctions insofar as current shareholders of ours are concerned. The following are some of the questions about the Exchange you, as one of our shareholders, may have and answers to those questions. We urge you to read this Proxy Statement, including the Contribution Agreement attached hereto as Exhibit A, carefully because the information in this summary is not complete.

Who Are We Combining with?

We are combining with Astralis through the Exchange.

Has the Board of Directors Approved the Exchange?

Yes. The Contribution Agreement was executed on September 10, 2001. Our board of directors approved the Contribution Agreement, and all the transaction contemplated thereby as executed and resolved to seek Shareholder approval therefor on September 10, 2001. One of the transactions referred to immediately above is the change in our name to Astralis, Ltd., which will require that we amend our Articles of Incorporation.

Why are the two companies proposing to merge?

Astralis is a start-up phase biotechnology company based in New Jersey and formed for the purposes of developing and commercializing a new drug for the treatment of psoriasis named Psoraxine.

The combination of Hercules Development and Astralis will prove beneficial to both companies in that the business of Hercules Development will be furthered through being provided the means to become an operating company and Astralis will acquire access to greater capital resources.

How will the Exchange work?

The Exchange will be a very simple, straight-forward transaction. We will exchange shares in Hercules Development for membership interests in Astralis. Astralis will cease to exist as a separate entity. We would, were this a merger, be referred to as the surviving corporation. That is not entirely accurate in this case, since no "corporation" will cease to exist (Astralis is a limited liability company, not a corporation), but the practical effect is nearly identical insofar as our shareholders are concerned. Our name will immediately thereafter be changed to Astralis, Ltd.

Do I have the right to vote on the Exchange?

Yes, you do. That is the main purpose of this proxy statement. We are soliciting your vote in favor of the Exchange.

Is Your Financial Condition Relevant to My Decision Whether to Vote for the Exchange?

Yes, we believe that it is. We have experienced certain difficulties in obtaining financing for our operations of late, and we believe that the Exchange will solve this problem for us. Combining with Astralis will provide Astralis greater access to capital because we are a public company. However, we believe that the Exchange will enable us to increase the scale of our operations and generate greater revenues. Our operations have been hampered by an inability to benefit from economies of scale. We believe that this problem will be alleviated through the Exchange. Further, our management has been obliged to allocate precious resources to attempting to raise the funds to continue as a going concern recently, which has detracted from its ability to promote our business and raise shareholder value.

How do I exchange my shares of common stock?

You do not. Since we are the "surviving corporation," you need do nothing whatsoever. You have the right to vote on the Exchange, but there is no step that you are required to take.

How many shares will I have after the Exchange?

The number of shares you own will remain the same. Nonetheless, you will face a certain amount of dilution. We are issuing 28,000,000 shares of our common stock in the Exchange. However, all but 20,000 of the shares of our common stock currently held by Mr. Stern, our President and Sole Director, will be cancelled prior to the closing of the transaction. The total number of shares issued and outstanding will therefore increase to 37,500,000 from the current 31,300,000. In addition, we will issue certain warrants to purchase our shares of common stock as further described under below (see "Terms of the Transaction").

What is the Exchange Ratio?

There is no exchange ratio. It would be both impractical and unnecessary to devise one. The current members of Astralis are surrendering all of their membership interests in return for the consideration they will receive through the Exchange. The number of shares to be issued to the members of Astralis was determined through the requirement of Section 351 of the Internal Revenue Code (the "Code") that at least eighty percent (80%) of the voting power of our company be issued in the business combination in order for the transaction to qualify as a tax-free exchange.

When and where can I trade my shares after the Exchange?

Our shares of common stock are currently traded on the Nasdaq Over-the-Counter Bulletin Board ("OTC BB") under the symbol "HDVG." The Exchange will not affect where our shares are traded.

Will the shares to be issued in the Exchange be freely trading?

The shares that will be issued to the current members of Astralis will not be registered upon issuance.

Section 5 of the Securities Act prohibits the sale of unregistered securities. There are a number of exceptions to this general rule, but we cannot assure you that any exemption (as defined by the Securities Act) will at any time become available.

The person and entities to whom or to which, as the case may be, shares of our common stock shall be issued under the Contribution Agreement will be granted registration rights with respect to such shares of common stock. See Exhibit A hereof.

Even if the shares of common stock are registered, however, other restrictions will still apply. Certain securities may not be freely traded by affiliates, generally defined by the Commission as being in a control relationship with the issuer. None of the foregoing, however, will affect the status of the currently issued and freely trading shares of our common stock.

When do you expect the Exchange to be completed?

We hope to complete the Exchange as soon as possible, assuming that all the conditions to the closing of the Exchange as set forth in the Contribution Agreement are completed to the satisfaction of the parties.

What are the tax consequences of the Exchange?

The Exchange is intended to qualify as a tax-free reorganization for United States federal income tax purposes. If the Exchange does so qualify, no gain or loss would generally be recognized by U.S. members of Astralis upon receipt of our shares of common stock in exchange for Astralis membership interests pursuant to the Exchange. We believe, but cannot assure you, that there will no fiscal consequences whatsoever for holders of our shares. You are urged to consult your own tax advisor for tax implications related to your particular situation.

What remedy do I have if I did not vote for the Exchange?

You have dissenting shareholders' rights to have your shares of stock redeemed at fair market value if you dissent to the Exchange and if you follow the procedures that are explained in more detail in "Item 3 -- Dissenters' Rights of Appraisal" above.

What do I need to do in order to vote?

After reading this document, you will need to execute the Proxy Card provided you herewith, and any other documents applicable to you that are included in this packet. Alternatively, you may appear at the meeting and vote in person. There is no legal distinction between the two methods.

Who can help answer my questions?

If you have more questions about the Exchange you should contact Joshua Hill, Esq., at:

         Gersten, Savage & Kaplowitz, LLP
         101 East 52nd Street
         New York, NY 10022

         Telephone No.:    (212) 752-9700
         Facsimile No.:    (212) 980-5192

If you have questions about our business, you should contact Shai Stern, CEO at:

         Hercules Development Group, Inc.
         2121 30th Street, Boulder
         Colorado 80301

         Telephone No.:   (917) 450-8997
         Facsimile No.:    (516) 295-3817

If you have questions about the business of Astralis, you should contact Mike Ajnsztajn, CEO, at:

         Astralis, LLC
         135 Columbia Turnpike, Suite 301
         Florham Park, NJ, 07932

         Telephone No.:  (973) 377-8008
         Facsimile No.:   (973) 377-8009

Business Conducted

         See page 24 for the Company and page 25 for Astralis.

Terms of the Transaction

Material Terms

         According to the terms of the Contribution Agreement, dated September 10, 2001, by and between the Company on the one side and Jose Antonio O'Daly, Mr. Gaston Liebhaber, Mr. Mike Ajnsztajn, Richard Genovese, David Stevenson, Grizzly Consulting Ltd., Wolver Limited and Logarithmic Inc., being all of the Members of Astralis, LLC (the "Astralis Members") on the other side, the Company and the Astralis Members have determined that a business combination between the Company and Astralis presents an opportunity for their respective companies to achieve long- term strategic and financial benefits. The business combination (the "Exchange") is to be effected by a transfer by the Astralis Members of all of their respective Membership Interests in Astralis to Hercules in exchange for 28,000,000 shares of the Company's common stock (the "Exchange Shares") and 6,300,000 warrants to purchase the Company's common stock at a purchase price of $1.60 per share (the "Exchange Warrants").

         In connection with but prior to the consummation of the Exchange, the Company will also engage in a private placement (the "Offering") through a confidential private placement memorandum (the "CPPM"), whereby it will seek to place units (the "Units") of its shares of Common Stock and certain warrants

(the "Offering Warrants"). The Common Stock and the Offering Warrants issued pursuant to the Offering, together with the Exchange Shares, will equal approximately 80% of the outstanding shares of common stock of Hercules. The aforementioned Contribution Agreement is attached hereto as Exhibit A. The closing of the Exchange is conditioned upon, among other things: the receipt by the Company of shareholder approval to consummate the Exchange and the receipt by the Escrow Agent of subscriptions for all of the Units offered through the Offering.

         Shai Stern, who currently owns 23,820,000 of the 31,300,000 outstanding shares of the Company's Common Stock (representing approximately 76% of the outstanding shares of the Company's common stock) has executed a written consent to approve and adopt the Contribution Agreement. Pursuant to the CBCA, the Company is hereby seeking shareholder approval of the Exchange and, pursuant to the Exchange Act, filing this Proxy Statement on Schedule 14A. Upon the closing of the Exchange, Mr. Stern has agreed to the cancellation of all but 20,000 of his shares of the Common Stock. Immediately after the cancellation of such shares, taking into account the Exchange Shares and the Common Stock issued in the Offering, there will be 37,500,000 shares of Common Stock outstanding.


         Upon the completion of the Exchange, each of the officers and directors of the Company shall resign and each of the officers and managers of Astralis immediately before the closing shall assume their respective positions as officers and directors of the Company. Accordingly, this section includes certain information on the Company as applicable subsequent to the completion of the Exchange:

Management after the Exchange

         The following table sets forth certain information concerning the Directors, Executive Officers and Key Employees of Astralis immediately following the closing of the Exchange.


Name                              Age      Position
----                              ---      --------
Dr. Jose Antonio O'Daly, MD, PhD           Chairman of the Board of Directors,
                                           President of Research and Development

Mike Ajnsztajn                             Chief Executive Officer, Director

Gaston Liebhaber                           Director of International Affairs,
                                           Director

Gina Tedesco                               Interim Chief Financial Officer

Robert Schiff                              Regulatory Affairs Advisor

Bruce Epstein                              Marketing Affairs Advisor

Dr. Jose Antonio O'Daly, MD, PhD. Dr. O'Daly is the President and sole founder of Center for Research and Treatment for Psoriasis ("CITP") in Caracas, Venezuela. CITP manufactures the psoriasis Immuno-therapeutic Agent. Dr. O'Daly is also the Director and Head of Research of the Microbiology Center of the Venezuelan Institute of Scientific Research. Dr. O'Daly attended the Central University of Venezuela, Caracas receiving his Doctor of Medical Sciences in 1968. In 1971, Dr. O'Daly earned a Doctorate of Philosophy from the Johns Hopkins University in Baltimore, Maryland. Dr. O'Daly is an honorary member of the Venezuelan Medical Academy. Dr. O'Daly has dedicated the last 15 years of his life working on a cure for psoriasis.

Michael Ajnsztajn. Michael Ajnsztajn is the founder and President of Blowtex, a Brazilian condom manufacturer started in 1988. Blowtex is an ISO 9001 certified company that currently accounts for 20% of the Brazilian condom sales. Mr. Ajnsztajn is also co-founder of Opus International, a New Jersey based Import/Export Company that distributes hospital examination gloves and raw materials for the latex industry in addition. Opus International also provides business-consulting services. Mr. Ajnsztajn gained 15 years of extensive experience in the pharmaceutical field while working for Rhone Poulenc as both an Export Manager for the Far East based in France, and as the Marketing Director based in China.

Gaston Liebhaber. Mr. Liebhaber has 35 years of experience in the pharmaceutical industry. Mr. Liebhaber founded Fundafarmacia in Caracas, Venezuela, a non-profit organization that distributes medicine for at discounted prices to the poor and homeless. Fundafarmacia is the biggest pharmacy chain in Venezuela. Currently, Mr. Liebhaber is the Managing Director of Latin America of Sankyo Pharmaceutical, the largest Japanese pharmaceutical company, based in Venezuela. He is also the President of the Venezuelan Association of Pharmaceutical Companies. Mr. Liebhaber has received several honorary medals and prizes from the Venezuelan government.

Gina Tedesco. Ms. Tedesco is the President and co-founder of Opus International. Ms. Tedesco has extensive experience in the pharmaceutical industry and in all aspects of finance and business planning. During her 10-year tenure with Rhone Poulenc, Ms. Tedesco held various positions ranging from controller for the European pharmaceutical subsidiaries to Director of Finance and Investor Relations for a Brazilian subsidiary. Ms. Tedesco recently completed a certificate program at Farleigh Dickinson University, earning a second MBA in Entrepreneurial Finance complimenting the MBA she acquired from George Washington University in International Business.

Robert Schiff, PhD, RAC, CQA. Mr. Schiff is the President and founder of Schiff and Company in New Jersey, an international regulatory affairs and clinical research organization since 1982. Mr. Schiff has 25 years of professional experience of in the pharmaceutical industry, where he worked for Warner Lambert, Hoffman La Roche and Baxter before founding his own company.

Bruce Epstein. Mr. Epstein is the General Manager of Noesis Healthcare Interactions, a full-service healthcare communications company managing a creative and support staff focused on the marketing and advertising for multiple pharmaceutical brands with leading pharmaceutical companies. Mr. Epstein is a specialist in strategic planning and tactical implementation of pharmaceutical products. Mr. Epstein worked 10 years for Roche Laboratories, a Swiss pharmaceutical company with a US division based in Nutley, NJ, and obtained a MBA from New York University, Stern School of Business, and is a Registered Pharmacist from Rutgers, College of Pharmacy.

Principal Shareholders after the Exchange

         The following table sets forth as of the closing of the filing of the Articles of Share Exchange, the names and beneficial ownership of the Company's Common Stock beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and, to the best knowledge of the Company, (iii) all holders of 5% or more of the outstanding shares of Common Stock of the Company. As of the date hereof, there were 31,300,000 shares of Common Stock outstanding. This table, however, contemplates the capitalization of the Company subsequent to the closing of the Exchange and the filing of the Articles of Share Exchange related thereto, at which point the aggregate number of shares of Common Stock is anticipated to be 37,500,000 (see "Terms of the Transaction," above). Unless otherwise noted, the address of all the individuals named below is care of Astralis at 135 Columbia Turnpike, Suite 301, Florham Park, NJ 07932.

                                               Number of shares of Common Stock            Percentage of Common Stock
Name and address                      Beneficially Owned After the Exchange (1)          Owned After the Exchange (2)
Dr. Jose Antonio O'Daly                                              13,915,000                                   37%

Mike Ajnsztajn                                                        8,855,000                                   24%

Gaston Liebhaber                                                      2,530,000                                    7%

All Officers and
Directors as a Group                                                 25,300,000                                   67%

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by him.
(2) Figures may not add up due to rounding in the calculation of individual percentages.

         The Company anticipates reincorporating in Delaware as soon as practicable after the filing of the Articles of Share Exchange in connection herewith.

         Approval of the Exchange will require the approval of a majority of the Shareholders, voting together as a class. The Company believes that it will have the requisite vote for approval of the Exchange, but cannot so assure you. There will be no difference in the rights of the Shareholders following the Exchange, with the exception that many of the Shareholders who hold unregistered shares of Common Stock would today be able to avail themselves of the exemption provided by Rule 144 of the Securities Act as a means of obviating the requirements of registration prior to sale as stipulated by Section 5 of the Securities Act. The exemption would still be available after the Exchange. However, current members of Astralis, who will receive the shares of Common Stock issuable under the Contribution Agreement, would not be able to rely on Rule 144 until a certain period has elapsed, if at all. The Company believes, but as to which there can be no assurance, that the issuance of shares of Common Stock to current holders of Membership Interests in Astralis will be exempt from registration pursuant to
Section 4(2) of the Securities Act. In addition, the Company believes, but as to which there can be no assurance, that the shares of Common Stock issuable to subscribers for the Units will be exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act. It is intended that the Exchange qualify as a tax-free reorganization pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), but there can be no assurance that the IRS will so interpret the Exchange.

Purchases

         None. All but 20,000 of the shares of Common Stock held by Mr. Stern will be cancelled.

Appraisal Rights

         Appraisal Rights are available for the Exchange. See "Item 3 -- Dissenters' Rights of Appraisal" above.

Provisions for unaffiliated shareholders

         Shareholders are entitled to inspect the records in accordance with the CBCA. The Company has not and presently does not intend to provide free legal services for Shareholders seeking to perfect appraisal rights or any other matter. Shareholders may contact Gersten, Savage & Kaplowitz, LLP, the Company's counsel, to ask questions about the Exchange.

Eligibility for listing or trading See "Material Terms" above.

Regulatory approvals

         None.

Reports, opinions or appraisals

         None.

Past contacts, transactions or negotiations

         Not applicable. The issuer is the filing person.

Selected financial data

         Not applicable.

Pro forma selected financial data

         Not applicable.

Pro forma information

         See Exhibit E.

Item 14c. Information about the parties to the Transaction

14c. 1. Hercules Development Group, Inc.

Description of Business

         The Company is a development-stage company incorporated under the laws of the State of Colorado on June 30, 1999. The Company's Common Stock is traded on the OTC BB under the symbol "HDVG". The Company was engaged in the business of managing real estate but, as of the date hereof, manages only one residential property, which property is located in Colorado. The Company does not intend to maintain its business following the Exchange. The Company's executive offices are located at 2121 30th Street, Boulder, Colorado 80301-1118.

Description of Property

         In addition to its executive office (see above), the Company also maintains offices, pursuant to a verbal arrangement with Mr. Harrington, the Company's Vice President, rent-free at One Belmont Avenue, Suite 417, Bala Cynwyd, PA, 19004. The Company anticipates the continued utilization of these facilities on a rent-free basis until closing of the Exchange, at which point the Company's executive office will become that of Astralis. The Company's telephone number at this location is (973) 377-8008 and it facsimile number is
(973) 377-8009.

Legal Proceedings

         None.

Market for Common Equity and Related Shareholder Matters

         The shares of Common Stock are traded on the OTC BB under the symbol "HDVG." The following table sets forth, for the periods indicated, the range of the high and low bid quotations for the shares of Common Stock as quoted on the OTC BB. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. As of the date hereof, there are 31,300,000 shares of Common Stock, par value $.0001 par value, outstanding.

         2001                       HIGH             LOW
                                    ----             ---
         1st Quarter                $3.94            $0.001
         2nd Quarter                $6.35            $2.70
         3rd Quarter to date        $6.95            $2.72

         The closing price for the Common Stock on October 17, 2001, was $3.01. See, e.g., http://quotes.nasdaq.com.


         The Company has never paid or declared a dividend on the Common Stock. The Company intends, for the foreseeable future, to retain all future earnings for use in its business. The amount of dividends the Company pays in the future, if any, will be in the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. The Company has approximately 30 holders of record of the Common Stock.

Selected Financial Data

         Not applicable.

Supplementary Financial Information

         Not applicable.

Management's Discussion and Analysis or Plan of Operation

         See above.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Not applicable.

14c. 2. Astralis, LLC.

Description of Business

                                  Astralis, LLC

         Astralis LLC ("Astralis") is a New Jersey limited liability company formed on March 12, 2001 by Dr. Jose Antonio O'Daly, Mr. Gaston Liebhaber and Mr. Mike Ajnsztajn who collectively own approximately 90% of Astralis. Dr. O'Daly and Mike Ajnsztajn are the managing members of the business, and upon completion of the combination Dr. O'Daly will serve as Chairman of the Board and President of Research and Development and Mr. Ajnsztajn will serve as Chief Executive Officer of Astralis, Ltd. Astralis is a start-up phase biotechnology company based in New Jersey formed to engage in research and development of treatments for immune system disorders and skin diseases. The first product candidate developed by Astralis is a new drug named Psoraxine for the treatment of psoriasis.

         Dr. O'Daly is the owner of United States patent application filed with the United States Patent and Trademark Office (the "USPTO") on March 16, 2001 entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis." Pursuant to a License Agreement dated April 26, 2001, between Dr. O'Daly, as owner of the patent when and if issued, and Astralis, as licensee, Dr. O'Daly granted Astralis the exclusive right and license to use and exploit his patent, if and when issued, and to make, have made, use, sell and import and export products based thereon throughout the world. Pursuant to the terms of the License Agreement, Astralis has the right to assign its rights under the License Agreement in connection with a merger, consolidation or sale of substantially all of the assets of Astralis if a successor entity agrees in writing prior to the assignment to be bound by the terms and conditions of the License Agreement.

         Psoriasis is a genetically based inflammatory and scaly skin disease of currently unknown origins that generally lasts a lifetime and for which there is presently no known cure. While performing a field trial in Caracas, Venezuela in 1992 for a vaccine for leishmaniasis, a disease transmitted by parasites, Dr. O'Daly discovered that a patient, after receiving a third dose of the leishmaniasis vaccine, experienced complete remission of the plaque psoriasis lesion that had been present on the patient's leg for the past 12 years. Human leishmaniasis infections are caused by at least 20 different species of parasites of the genus Leishmania. After researching and improving the leishmaniasis vaccine, Dr. O'Daly developed Psoraxine specifically for use in clinical trials for the remission of psoriasis.

         Psoraxine is a synthesized immuno-therapeutic agent, presented in liquid form and is packed in 0.5 mg ampules for intra-muscular injection. After researching and improving Psoraxine, clinical trials (the "Trials") were undertaken in Caracas, Venezuela during the eight year period from 1992 to 2000. The results of the Trials yielded positive evidence of remission of psoriasis lesions. Almost 3000 patients treated by Dr. O'Daly experienced significant remission of their psoriasis lesions. The substantial equivalent of Phase I, II and III trials for Psoraxine were completed in Venezuela in 2000. To date, Astralis has not had the financial resources to commercialize Psoraxine in Venezuela, although it is still being used by Dr. O'Daly for the ongoing clinical treatment of Venezuelan patients. Astralis is now seeking approval for Psoraxine from the US Food and Drug Administration ("FDA"), which is a necessary and critical step toward the commercialization of Psoraxine.

         Representatives of Astralis sent a briefing document to the FDA and held a pre-IND (Investigation of New Drug) conference call with representatives of the FDA on May 16, 2001 to review the clinical results of Dr. O'Daly's work with Psoraxine in Venezuela. Based upon this conference call, Astralis is presently preparing an IND application to be filed with the FDA in the first quarter of 2002 to conduct Phase I.B. studies of Psoraxine. Phase I.B. studies will focus on determining safe dosage ranges for Psoraxine as well as efficacy in several sites in the US with patients suffering from psoriasis. Astralis' management anticipates that it will take one year to complete the Phase I.B studies at a cost of approximately $500,000. See "Government Regulation."

Clinical Trials

         Throughout the Trials the psoriasis disease activity was monitored using the Psoriasis Area and Severity Index ("PASI") before and after treatment. Four areas were analyzed: Head (10%), Thorax (30%), upper extremities (20%), and lower extremities (40%) of total body area. PASI changes from 0.0 to 72.0 were calculated. The last PASI value of 72.0 represents an erythrodermia, the malignant form of the disease, and the zero value represents the absence of lesions.

         Conclusions of the clinical trials with 2770 Venezuelan patients in 8 years (PASI reduction = efficiency of Psoraxine):

         -        630 patients (28%) had 100% remission of lesions.

         -        1000 patients (46%) had a PASI 70-99% reduction;

         - Psoriasis Arthritis was also cured in a significant proportion of cases; and

         - Overall, 74% had between 70-100% remission of lesions as compared with initial PASI values.

         No major systemic side effects were found in the 48 hours following inoculation and only minor side effects in the area of the injection were reported after treatment.

Patient Populations

         Psoriasis affects about 2.6% of the U.S. population, or more than 7 million people in the US. Psoriasis also affects 2% to 3% of the world's population. Approximately 150,000 to 260,000 new cases of psoriasis are diagnosed each year. No special blood test or other diagnostic tool exists for psoriasis. The diagnosis is usually determined through examination of the skin by a physician or other health care provider.(1) Less commonly, a skin biopsy is examined under a microscope for biological evidence of psoriasis. The presence of small pits in the fingernails is also an indicator of psoriasis.

         About 400 people die from complications caused by psoriasis each year in the US. Primarily, such complications occur in relation to a severe, extensive form of psoriasis such as generalized Pustular Psoriasis or Erythrodermia Psoriasis, where large areas of skin are shed. Because the skin plays an important role in regulating body temperature and serving as a barrier to infection, when a person's skin is compromised to such a great extent secondary infections are possible. Fluid loss is a complicating factor in these serious forms of psoriasis, and a great strain is also placed on the circulatory system.

         Between 10% and 30% of people who have psoriasis will also develop psoriatic arthritis, which is similar to rheumatoid arthritis but generally milder. Psoriatic arthritis causes inflammation and stiffness in the soft tissue around joints, and it frequently involves the fingers and toes. Other parts of the body can be affected as well, including the wrists, neck, lower back, knees and ankles. In severe cases, psoriatic arthritis can be destructive to joints and disabling. For the most part, people with psoriasis function normally, although some people experience low self-esteem caused by the disease's unsightly effect on the skin.

         Psoriasis is a chronic illness that, in many cases, requires continuous treatment. The cost of medications is high and visits to a physician are ongoing. Severe cases may require periods of hospitalization. It is estimated that 56 million hours of work are lost each year due to psoriasis, and that between $1.6 billion and $3.2 billion is spent annually on treating psoriasis.(2)

         The following numbers are estimates of the potential consumer market for Psoraxine in the United States(3):


--------
         (1)  National Psoriasis Foundation
         (2)  National Foundation for Psoriasis
         (3)  Ibid

         Number of known patients:       7,000,000
         Patient increase per year:        260,000   (3.7% annual growth)
         Patients Seeking Treatment:     1,600,000(4)

         At the present time, the estimated patient market is 1,600,000, given the present state of treatment and current lack of a cure. Given an annual increase of 3.7%, in 5 years the estimated patient market will be 1.9 million patients, assuming that the percentage of patients that seeks treatment will remain constant due to the lack of an effective drug.

Market Analysis

         The table below summarizes the retail sales and growth rates of the worldwide pharmaceutical market, US. pharmaceutical market and US. psoriasis market:

Market (1)                                          Retail Sales       Growth Rate 2001
Worldwide Pharmaceutical                       US $223.0 billion                    10%
U.S. Pharmaceutical                            US $100.2 billion                    15%
U.S. Dermatology                                 US $3.6 billion                     9%
U.S. Psoriasis            US $640.0 million(2) - US $1.0 billion(3)               3.7%

(1)      http:/www.imshealth.com
(2)      IMS Data: Cortisone-related products only
(3)      Various market analysts - New York Times, March 9, 2001

Competition

         The pharmaceutical and biotechnology industries are intensely competitive. Many companies, including biotechnology, chemical and pharmaceutical companies, are actively engaged in activities similar to those of Astralis, including research and development of drugs for the treatment of the same diseases and conditions as Psoraxine. Many of these companies have substantially greater financial and other resources, larger research and development staffs, and more extensive marketing and manufacturing organizations than does Astralis. In addition, some of them have considerable experience in preclinical testing, clinical trials and other regulatory approval procedures. There are also academic institutions, governmental agencies and other research organizations that are conducting research in areas in which Astralis is working. They may also market commercial products, either on their own or through collaborative efforts.

         Astralis' major competitors include fully integrated pharmaceutical companies that have extensive drug discovery efforts. Astralis faces significant competition from organizations that are pursuing the same or similar technologies as the technologies used by Astralis in its drug discovery efforts. Astralis expects to encounter significant competition for any of the pharmaceutical products it develops. Companies that complete clinical trials, obtain required regulatory approvals and commence commercial sales of their products before their competitors may achieve a significant competitive advantage. Astralis is aware that many other companies or institutions are pursuing development of drugs and technologies directly targeted at applications for the treatment and eventual cure of psoriasis.

         Developments by others may render Astralis' product obsolete or noncompetitive. Astralis, Ltd. will face intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research

----------
     (4) IMS Health
institutions and for licenses to additional technologies. These competitors, either alone or with their collaborative partners, may succeed in developing technologies or products that are more effective than Psoraxine.

Current Psoriasis Therapies

         The topical treatment for psoriasis has been based on the use of emollients, keratolytic agents, coal tar, anthralin, corticosteroids of medium to strong potency and calcipotriene. Each of these treatments has variable efficacy, and involve side effects and cosmetic problems in addition to their failure to prevent frequent relapses. Although there are many treatments, Astralis knows of no commercialized treatment in use at this time nor of any other drug being tested at this time that has had the same reduction in PASI and the same PASI results for safety and efficacy as Psoraxine. Set forth below is a list of current treatments for psoriasis that are prescribed based on the severity of the case (i.e. mild, moderate, or severe):


Treatment                 For Mild Psoriasis - Less Than 2% Body Coverage
---------                 -----------------------------------------------
Topical Steroids          One of the most common therapies prescribed for mild
                          to moderate psoriasis. They are available in various strengths, ranging from mild to super-potent. The potency determines what areas of the skin the steroid can be used on and how long the medication will be used without side effects. Common side effects from over-use include skin thinning, stretch marks, and a resistance to medication which renders the treatment ineffective.

Dovonex This is a synthetic vitamin D3 analog used to treat mild to moderate psoriasis. It is sold as a topical, odorless, non-staining ointment under a prescription.

Coal Tar An old but effective treatment. Coal tar can be combined with other psoriasis medications or ultraviolet light.

Anthralin                 A prescription topical compound used to treat
                          psoriasis for over 100 years. It has few serious side effects but can irritate or burn normal- appearing skin surrounding psoriasis lesions. Anthralin stains anything it comes in contact with.

Scalp Treatments          Depending on the seriousness of the disease, hair
                          length and the patient's lifestyle, a variety of non-prescription and prescription shampoos, oils, solutions and sprays are available. Most contain coal, tar or cortisone. These include various tar-based shampoos, Betnovale, Cocois, F28 Coconut oil, Dovonex scalp application, and Diprosalic scalp application.

Synthetic Vitamin D       Now available in prescription form; useful for
(calcipotriene)           individuals with localized psoriasis; can be used
                          with other treatments; limited amounts should be used to avoid side effects; ordinary Vitamin D that can be bought in drug stores is of no value in treating psoriasis.

Retinoids                 Prescription vitamin A-related gels may be used alone
                          or in combination with topical steroids for treatment of localized psoriasis; women who are or may become pregnant should not use topical Retinoids.


Treatments                For Moderate Psoriasis - 2% To 10% Body Coverage
----------                ------------------------------------------------
Ultra Violet Light B      Medically supervised administration of ultraviolet
                          light B is used to control widespread or localized areas of stubborn and unmanageable psoriasis lesions.
                          It is used when topical treatments have failed. It is also used in combination with topical treatments. The short-term risks of using UVB for treating psoriasis are minimal. The long-term risks of UVB are the same as the chronic effects of sun exposure: skin cancer and skin aging.

Puvasoralen               Patients are given a drug called Psoralen, then
(Light Absorption)        exposed to a carefully measured amount of a special
                          form of ultraviolet (UVA) light. It takes approximately 25 treatments over the course of 2-3 months before clearing occurs. This is a highly potent drug, the use of which may result in burning and blistering of the patient's skin after exposure to ultra violet light. Precautions associated with eyes, skin, and lips should be taken during therapy. The most common side affects of PUVA therapy include nausea, itching, and redness of the skin.

Treatments                 For Severe Psoriasis - More Than 10% Body Coverage
----------                 --------------------------------------------------
Methotrexate               This drug has been used for the last 30 years. It is
                           usually taken orally once a week. Side effects include fibrosis of the liver and/or inflammation of the lungs.

Cyclosporine               A drug that damps down the immune reactions in the
                           body. Cyclosporine was discovered in the early 1970's and is taken orally once or twice a day. The most important side effect is the reduction in the efficiency of the kidneys. Other side effects include hypertension, swelling of the gums, slight shaking, and pins and needles.

Soriatane                  Extreme caution must be used when taking this potent
                           drug. The drug will damage an unborn baby. Other side effects include dryness, eye irritation, hair loss, muscle aches and pains, and skin peeling.

Goeckerman                 Combines coal tar treatments with ultraviolet light;
                           used for patients with severe psoriasis; treatment performed daily in specialized centers; ultraviolet exposure times vary with the kind of psoriasis and the sensitivity of the patient's skin.

Psoriasis Treatments in Development

         Astralis currently faces competition from a number of pharmaceutical companies who have psoriasis treatments under development. Astralis has identified approximately 41 psoriasis treatments under development which are in various stages of the FDA approval process. Of these 41 treatments under development, five are in Phase III of the FDA approval process.

         Of the 41 developmental psoriasis treatments identified by Astralis:

         - 7 are in the pre-clinical stage of the FDA approval process (all 7 are manufactured by different companies);

         - 4 are in Phase I of the FDA approval process (all 4 are manufactured by different companies);

         - 13 are in Phase II of the FDA approval process (all 13 are manufactured by different companies);

         - 3 are in Phase III of the FDA approval process (all three are manufactured by different companies);

         - 10 drugs are between Phase I and II of the FDA approval process;

         - 1 is in investigative trials and has not yet filed a IND application;

         -        1 has been approved by the FDA to treat Crohn's Disease; and

         - 2 are already FDA approved (one is a topical steroid foam named Olux, which is manufactured by Connectics and the other is an oral vitamin A derivative named Panretin, which is manufactured by Ligand Pharmaceuticals).

         Of the 41 developmental psoriasis treatments identified by Astralis:

         -        8 are topical treatments;

         -        17 are systemic treatments;

         -        4 are oral treatments; and

         -        2 are UV light therapy treatments.

         There are only 3 manufacturing companies that currently have more than one psoriasis treatment in the pipeline. They are:

         - SmithKline Beecham - one treatment in the pre-clinical phase and the other in Phase I of the FDA approval process;

         - Protein Design Labs - one treatment is in Phase II of the FDA approval process and the other in between Phase I and II of the FDA approval process; and

         - Ligand Pharmaceuticals - one treatment is FDA approved, one treatment is in Phase II and the other is in between Phase I and II of the FDA approval process.

         Major pharmaceutical companies have psoriasis treatments under development. These include:

         - Schering-Plough - one treatment in Phase II of the FDA approval process;

         - Pfizer - one treatment in pre-clinical phase of the FDA approval process;

         - Novartis - one treatment in Phase I of the FDA approval process;

         -        BioGen - one drug Phase III of the FDA approval process;

         - Johnson & Johnson - one drug Phase II of the FDA approval process;

         -        Hoffmann-La Roche - one drug in investigative trials; and

         - Xoma/Genentech - one drug in Phase III of the FDA approval process.

Government Regulation

         The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of Astralis' potential products.

         The process required by the FDA before Astralis' product candidate Psoraxine may be marketed in the United States generally involves the following:

         -        preclinical laboratory and animal tests;

         - submission of an IND, application, which must become effective before clinical trials may begin;

         - adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug for its intended use; and

         - FDA approval of a new drug application ("NDA"), or biologics license application ("BLA").

         The testing and approval process requires substantial time, effort, and financial resources, and there can be no assurance that any approvals for Psoraxine or any other potential products will be granted on a timely basis, if at all.

         Prior to commencing clinical trials, which are typically conducted in three sequential phases, Astralis must submit an IND application to the FDA. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the trial. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Astralis' submission of an IND may not result in FDA authorization to commence a clinical trial. Further, an independent institutional review board at the medical center proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences.

         Astralis may not successfully complete any of the three phases of testing of Psoraxine within any specific time period, it at all. Furthermore, the FDA or an institutional review board or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

         The results of product development, preclinical studies and clinical studies are submitted to the FDA as part of a NDA or BLA. The FDA may deny a NDA or BLA if the applicable regulatory criteria are not satisfied or may require additional clinical data. Even if such data are submitted, the FDA may ultimately decide that the NDA or BLA does not satisfy the criteria for approval. Once issued, the FDA may withdraw product approval if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved products which have been commercialized, and the FDA has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs.

         Satisfaction of FDA requirements or similar requirements of state, local and foreign regulatory agencies typically takes several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or indication. Government regulation may delay or prevent marketing of potential products or new indications for a considerable period of time and to impose costly procedures upon Astralis' activities. Success in early stage clinical trials does not assure success in later stage clinical trials.

Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations which could delay, limit or prevent regulatory approval. Even if a product received regulatory approval, the approval may be significantly limited to specific indications and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain additional regulatory approvals for any of Astralis' product candidates would have a material, adverse effect on its business.

         Any products manufactured or distributed by Astralis pursuant to FDA approvals are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse experiences with the drug. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with good manufacturing practices, which impose certain procedural and documentation requirements upon Astralis and third party manufacturers it may utilize. Astralis cannot be certain that its present or future suppliers will be able to comply with the good manufacturing practices regulations and other FDA regulatory requirements.

         Outside the United States, Astralis' ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. At present, foreign marketing authorizations are applied for at a national level, although within the European Union, (the "EU"), registration procedures are available to companies wishing to market a product in more than one EU Member State. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. This foreign regulatory approval process involves all of the risks associated with FDA clearance.

Intellectual Property

         On March 16, 2001, Dr. O'Daly filed a patent application entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis" with the USPTO. Preliminary searches have been conducted to ensure that no product similar to Psoraxine has already secured full patent protection. It may take up to two years to complete. Pursuant to a License Agreement dated as of April 26, 2001 between Dr. O'Daly and Astralis, Dr. O'Daly granted Astralis the exclusive right and license to use and exploit his patent if and when such patent is issued.

         Astralis' intellectual property consists of Dr. O'Daly's application of a patent for Psoraxine, Astralis' rights under its License Agreement with Dr. O'Daly and trade secrets and know-how. Astralis' ability to compete effectively depends in large part of its ability to obtain the patent for Psoraxine, maintain trade secrets and operate without infringing the rights of others and to prevent others from infringing on its proprietary rights. Astralis will be able to protect its technologies from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or copyrights or are effectively maintained as trade secrets. Accordingly, patents or other proprietary rights are an essential element of Astralis' business. There can be no assurance that proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Astralis' trade secrets or that Astralis can meaningfully protect its trade secrets.

Legal Proceedings

         None.

Market for Common Equity and Related Shareholder Matters

         Not applicable.

Selected Financial Data

         Not applicable.

Supplementary Financial Information

         Not applicable.

Management's Discussion and Analysis or Plan of Operation

         Astralis is a development stage biotechnology company engaged primarily in the research and development of immune system disorders and skin diseases. The first product developed by Astralis in Venezuela is a protein extract used for the remission of the skin disease psoriasis called Psoraxine.

         Astralis commenced operations on March 12, 2001 and from inception to June 30, 2001 has not realized any revenue. The net loss as of June 30th 2001 is ($14,346). Astralis has continued to operate at a deficit and expects to continue to operate at a deficit until such time, if ever, as operations generate sufficient revenues to cover its costs.

         From March 2001 to the present, Astralis was primarily engaged in identifying a gene for psoriasis, developing the second-generation drug, applying for the patent at the USPTO, discussing clinical trial design with the FDA and preparing an IND application for the FDA which Astralis, Ltd. anticipates filing in the first quarter of 2002.

         At present the core of Astralis' management team is its founders: Jose Antonio O'Daly, Chairman of the Board and President for Research and Development; Mike Ajnsztajn, Chief Executive Officer; and Gaston Liebhaber, Director for International Affairs. Gina Tedesco is presently Chief Financial Officer of Astralis. In April 2001, Astralis entered into a verbal consulting agreement with Schiff and Company for FDA Regulatory Affairs whereby Schiff and Company is to provide consulting services at hourly rates of ranging from $150 to $250.

         Astralis has experienced net losses and negative cash flow from operations since inception. Astralis has primarily financed its operations through its founders' seed capital. Astralis had no material capital commitments at June 30th, 2001. Astralis has no employment contracts as the founders and Gina Tedesco are working without compensation until funding from third parties is obtained.

         Astralis is located at the same address as Opus International Ltd., a company owned by Gina Tedesco. Opus International is not presently charging rent to Astralis. Astralis will look for its own office space if and when funding is obtained pursuant to the Offering (see "Terms of the Transaction").

         Astralis, Ltd. anticipates using the net proceeds from the Offering over the course of the next 12 - 18 months as follows:

         - Approximately $1,850,000 to conduct clinical trials to obtain FDA approval of Psoraxine and to build a laboratory in the US;

         - Approximately $650,000 to pay management salaries and those of four new employees; and

         - Approximately $ 540,000 for marketing awareness programs and general administrative and working capital requirements.

         Based on the current operating plan, Astralis anticipates that its existing capital resources and revenues together with the net proceeds of the Offering will be adequate to satisfy its capital requirements for approximately the next 12 months.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         Not applicable.


Financial Statements

         See Exhibit F.

                                   PROPOSAL 1

                   RATIFICATION OF THE CONTRIBUTION AGREEMENT

         The Company's Board of Directors has unanimously approved and unanimously recommends that the Shareholders ratify the Contribution Agreement attached hereto as Exhibit A whereby all the Membership Interests in Astralis will be exchanged for shares of Common Stock of the Company. In consideration for such exchange, the Contribution Agreement provides that the holders of the Membership Interests shall be issued an aggregate of 28,000,000 shares of Common Stock and 6,300,000 warrants to purchase such shares of Common Stock at the exercise price of $1.60 per share.

         The Board of Directors has unanimously approved and unanimously recommends that the Shareholders ratify the Contribution Agreement.

                            Shareholder Vote Required

         Ratification of the Contribution Agreement will, pursuant to Article 111 of Title 7 of the Colorado Business Corporation Law (the "CBCA"), require the affirmative vote of a majority of the shares entitled to be cast therefor.

         The Board of Directors recommends a vote FOR the ratification of the Contribution Agreement.

                                   PROPOSAL 2

                 RATIFICATION OF THE AMENDMENT TO THE COMPANY'S
         ARTICLES OF INCORPORATION CHANGING ITS NAME TO ASTRALIS, LTD.

         The Company has executed and submitted for Shareholder approval the Contribution Agreement attached hereto as Exhibit A, consummation of which shall require that the Company change its name to Astralis, Ltd.

         The Board has unanimously approved and unanimously recommends that the Shareholders ratify the change in the Company's name to Astralis, Ltd., subject to Shareholder approval of Proposal 1.

                            Shareholder Vote Required

         Approval of the change of the Company's name will require the affirmative vote of a majority of the shares present in person or represented by proxy at the 2001 Special Meeting of Shareholders. Such amendment has been adopted by the Board of Directors, which text is attached hereto as Exhibit B and will, pending Shareholder approval thereof, be filed with the Colorado Secretary of State pursuant to Article 110, Title 7, of the CBCA.

         The Board of Directors recommends a vote FOR approval of the change in the Company's name to Astralis, Ltd., subject to Shareholder approval of Proposal 1, without which this Proposal 2 shall be withdrawn and not voted upon.

                                   PROPOSAL 3

          RATIFICATION OF THE APPOINTMENT OF L.J. SOLDINGER ASSOCIATES
            AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has unanimously approved and unanimously recommends that the shareholders ratify the appointment of L.J. Soldinger Associates, as the Company's Certified Public Accountants for the ensuing year

Shareholder Vote Required

         Ratification of the appointment of L.J. Soldinger Associates as the Company's Certified Public Accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the 2001 Special Meeting of Shareholders.

         The Board of Directors recommends a vote FOR the ratification of the appointment of L.J. Soldinger Associates as the Company's Certified Independent Public Accountants for the ensuing year.

                                   PROPOSAL 4

              RATIFICATION OF THE COMPANY'S 2001 STOCK OPTION PLAN


         At the Special Meeting a vote will be taken on a Proposal to ratify the adoption of the Company's 2001 Stock Option Plan (the "2001 Plan"), which contains 5,000,000 shares of Common Stock underlying stock options available for grant thereunder. The 2001 Plan was adopted by the Board of Directors on September 10, 2001. A copy of the 2001 Plan is attached hereto as Exhibit C. As of the date of this Proxy, no options to purchase shares of Common Stock has been granted to any person under the 2001 Plan.

Description of the 2001 Plan

         The Purpose of the 2001 Plan. The purpose of the 2001 Plan is to provide additional incentive to the Directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or as a non-qualified stock option (a "NQSO").

         Administration of the Plan. The 2001 Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions (in either case, the "Administrator"). The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws. In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code (the "Code"), the committee shall, in the Board of Director's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of
Section 162(m) of the Code. Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 2001 Plan.

         Subject to the other provisions of the 2001 Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the 2001 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 2001 Plan;
(vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 2001 Plan. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

         Shares of Stock Subject to the 2001 Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the 2001 Plan shall not exceed 5,000,000 shares of Common Stock, $.0001 par value per share.

         The number of shares of Common Stock subject to options granted pursuant to the 2001 Plan may be adjusted under certain conditions. If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the 2001 Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

         In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

         Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the 2001 Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the 2001 Plan. The term "Affiliate" as used in the 2001 Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

         Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant. To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "10% Shareholder") shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO granted to any 10% Percent Shareholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

         Term of the Options. The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Shareholder shall expire not more than five years after the date of grant. The 2001 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

         Restrictions on Grant and Exercise. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the 2001 Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law. During the life of the optionee, an option shall be exercisable only by the optionee.

         Termination of the 2001 Plan. The 2001 Plan shall become effective upon adoption by the Board or Directors; provided, however, that no option shall be exercisable unless and until written consent of the Shareholders of the Company, or approval of Shareholders of the Company voting at a validly called Shareholders' meeting, is obtained within twelve months after adoption by the Board of Directors. If such Shareholder approval is not obtained within such time, options granted pursuant to the 2001 Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the 2001 Plan shall be treated as NQSOs. Options may be granted and exercised under the 2001 Plan only after there has been compliance with all applicable federal and state securities laws. The 2001 Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

         Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the "Expiration Date")); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). "Employment" includes service as a director or as a consultant. For purposes of the 2001 Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

         Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the 2001 Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the 2001 Plan and ISOs granted under the 2001 Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require Shareholder approval unless (i) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that shareholder approval is advisable.

         Tax Treatment of the Options. Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

         The Board has unanimously approved and unanimously recommends that the shareholders ratify the adoption of the 2001 Plan.

                            Shareholder Vote Required

         Approval of the Company's 2001 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting of Shareholders.

         The Board of Directors recommends a vote FOR the ratification of the 2001 Plan.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's and/or Astralis' actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's and Astralis' future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's and Astralis' actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Neither the Company nor Astralis undertakes an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the materials for the Company's Annual Meeting of Shareholders, which the Company anticipates holding in February 2002, Shareholder proposals must be received by the Company on or before January 15, 2002.

By Order of the Board of Directors,

/s/ Shai Stern
-----------------------
Shai Stern,
Sole Director

October 18, 2001

                                  EXHIBIT INDEX

Exhibit           Description

A                 Contribution Agreement*

B                 Amendment to the Company's Articles of Incorporation*

C                 2001 Stock Option Plan*

D Article 113, "Dissenters' Rights of Appraisal" of the Colorado Business Corporation Act*

E Financial statements of Hercules Development Group, Inc., including pro forma information*

F                 Financial statements of Astralis, LLC *

Filed with the preliminary proxy statement on Form PRES 14A on October 4, 2001.

               GENERAL PROXY - SPECIAL MEETING OF SHAREHOLDERS OF
                        HERCULES DEVELOPMENT GROUP, INC.

         The undersigned hereby appoints Shai Stern, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Hercules Development Group, Inc., (the "Company") to be held at the offices of Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, NY, 10022 on November 1, 2001 at 11:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated October 18, 2001 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Hercules Development Group, Inc.'s Board of Directors.

1. To approve the Contribution Agreement attached as Exhibit A to the Proxy Statement as executed by and between the Company and Astralis, LLC, a New Jersey limited liability company, on September 10, 2001 and all transactions and developments contemplated thereby;

         o  FOR                      o AGAINST         o ABSTAIN

2. To ratify the amendment to the Company's Articles of Incorporation attached as Exhibit B to the Proxy Statement changing the name of the Company to Astralis, Ltd.

         o  FOR                      o AGAINST         o ABSTAIN

3. To ratify the appointment of L.J. Soldinger Associates, as the Company's Independent Certified Public Accountants for the ensuing year.

         o  FOR                      o AGAINST         o ABSTAIN

4. To approve the 2001 Stock Option Plan attached as Exhibit C to the Proxy Statement.

         o  FOR                      o AGAINST         o ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.



         Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

         Please mark, date, sign and mail your proxy promptly in the envelope provided.

                     Date: October ___, 2001


                     ---------------------------
                     (Print name of Shareholder)


                     ---------------------------
                     (Print name of Shareholder)


                     ---------------------------
                     Signature


                     ---------------------------
                     Signature

                     Number of Shares______________________

                     Note:   Please sign exactly as name appears in the
                     Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.